                                                                       Exhibit 5
                                 Aril 6, 1999


Maytag Corporation
403 West Fourth Street North
Newton, IA 50208


          Re: $400,000,000 Principal Amount of Debt Securities and Warrants to Purchase Debt Securities

Ladies and Gentlemen:

          We refer to the Registration Statement on Form S-3 (the "Registration Statement") being filed by Maytag Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the shelf registration of $400,000,000 principal amount of the Company's debt securities (the "Debt Securities") and warrants to purchase Debt Securities (the "Warrants"). The Debt Securities are to be issued under an Indenture dated as of June 15, 1987 between the Company and The First National Bank of Chicago, as trustee (the "Trustee"), and the Warrants are to be issued pursuant to a warrant agreement between the Company and a bank or trust company (either a warrant agreement for Warrants sold alone or a warrant agreement for Warrants sold attached to Debt Securities (individually, a "Warrant Agreement" and collectively, the "Warrant Agreements")), the proposed forms of which are being filed as Exhibit 4.3 to the Registration Statement, such Warrant or Warrants to be evidenced by a warrant certificate (a "Warrant Certificate").

          We are familiar with the proceedings to date with respect to the proposed issuance and sale of the Debt Securities and the Warrants and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion.

          Based on the foregoing, we are of the opinion that:

1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

2. The Company has corporate power and authority to authorize and sell the Debt Securities and the Warrants.

3. Each series of Debt Securities will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Indenture (including any necessary supplemental indenture) shall have been qualified under the Trust Indenture Act of 1939, as amended; (ii) a Prospectus Supplement with respect to such series of Debt Securities shall have been filed (or transmitted for filing) with the SEC pursuant to Rule 424 under the Securities Act; (iii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of such series of Debt Securities as contemplated by the Registration Statement and the Indenture; and (iv) such series of Debt Securities shall have been duly executed and authenticated as provided in the Indenture and such resolutions shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

4. The Warrants will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditor's rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), shall have become effective under the Act; (ii) a Prospectus Supplement with respect to the Warrants shall have been filed (or transmitted for filing) with the SEC pursuant to Rule 424 under the Act;
     (iii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the Warrants evidenced by one or more Warrant Certificates; and
     (iv) the Warrant Certificate(s) shall have been duly executed and countersigned by the warrant agent as provided in the appropriate Warrant Agreement and such resolutions and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

          For the purposes of this letter, we have assumed that there will be no changes in the laws currently applicable to the Company and that such laws will be the only laws applicable to the Company.

          We do not find it necessary for the purposes of this letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to sales of the Debt Securities or the Warrants.

          We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                              Very truly yours,

                              /s/  Sidley & Austin